As filed with the Securities and Exchange Commission on July 12, 2002
                                               Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        GREATER ATLANTIC FINANCIAL CORP.
             (exact name of registrant as specified in its charter)

DELAWARE                                                  54-1873112
(state or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                      10700 PARKRIDGE BOULEVARD, SUITE P50
                             RESTON, VIRGINIA 20191
                                 (703) 391-1300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                        GREATER ATLANTIC FINANCIAL CORP.
                 1997 STOCK OPTION AND WARRANT PLAN, AS AMENDED
                            (Full Title of the Plan)

CARROLL E. AMOS                                   COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER             GEORGE W. MURPHY, JR., ESQUIRE
GREATER ATLANTIC FINANCIAL CORP.                  SUZANNE A. WALKER, ESQUIRE
10700 PARKRIDGE BOULEVARD, SUITE P50              MULDOON MURPHY & FAUCETTE LLP
RESTON, VIRGINIA 20191                            5101 WISCONSIN AVENUE, N.W.
(703) 391-1300                                    WASHINGTON, DC  20016
(Name, address, including zip code, and telephone (202) 362-0840 number, including area code, of agent for service)


                               CALCULATION OF REGISTRATION FEE

=====================================================================================================
   Title of Securities     Amount to be     Proposed Maximum       Proposed Maximum     Amount of
          to be           Registered(1)      Offering Price       Aggregate Offering   Registration
       Registered                               Per Share               Price              Fee
-----------------------------------------------------------------------------------------------------
 Common Stock par Value      125,000
    $.01 per share          Shares (2)         $6.60                  $825,000           $76
=====================================================================================================

---------------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Greater Atlantic Financial Corp. 1997 Stock Option and Warrant Plan, as amended (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Greater Atlantic Financial Corp. (the "Common Stock"), pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the total number of additional shares available for issuance under the Plan pursuant to the exercise of stock options.
(3) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low of Greater Atlantic Financial common stock on July 8, 2002, as reported on the Nasdaq National Market.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED AND 17 C.F.R. SECTION 230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

        The contents of the previously filed Registration Statement for Greater Atlantic Financial Corp. filed on February 6, 2002, (Registration No. 333-82244), is hereby incorporated by reference. This registration statement is being filed to register 125,000 additional shares of Greater Atlantic Financial Corp. common stock for issuance upon the exercise of stock options under the Greater Atlantic Financial Corp. 1997 Stock Option and Warrant Plan, as amended.


Item 8. Exhibits
------

        The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8/A (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

        No.                   Exhibit
        ---                   -------

         5 Opinion of Muldoon Murphy & Faucette LLP, Washington, D.C., as to the legality of the common stock registered hereby.

        10 Greater Atlantic Financial Corp. Stock Option and Warrant Plan, as amended (1)

        23.0 Consent of Muldoon Murphy & Faucette LLP (contained in the opinion included in Exhibit 5).

        23.1         Consent of BDO Seidman LLP

        24           Power of attorney (see signature pages).

----------------------------
(1) Incorporated herein by reference from the Form SB-2 filed with the Securities and Exchange Commission on April 13, 1999, Registration No. 333-76169.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Greater Atlantic Financial Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia, on July 11, 2002.

                                       GREATER ATLANTIC FINANCIAL CORP.


                                       By: /s/ Carroll E. Amos
                                           -------------------------------------
                                           Carroll E. Amos
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Amos) constitutes and appoints Carroll E. Amos and Mr. Amos hereby constitutes and appoints Charles W. Calomiris, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Name                             Title                           Date
     ----                             -----                           ----


/s/ Carroll E. Amos        President and Chief Executive Officer   July 11, 2002
-------------------------  (principal executive officer)
Carroll E. Amos


/s/ Charles W. Calomiris   Chairman of the Board of Directors      July 11, 2002
-------------------------
Charles W. Calomiris

/s/ David E. Ritter            Chief Financial Officer             July 11, 2002
------------------------       (principal accounting and
David E. Ritter                financial officer)


/s/ Jeffrey M. Gitelman        Director                            July 11, 2002
------------------------
Jeffrey M. Gitelman



/s/ James B. Vito              Director                            July 11, 2002
-------------------------
James B. Vito


/s/ Jeffrey W. Ochsman         Director                            July 11, 2002
-------------------------
Jeffrey W. Ochsman



/s/ Paul J. Cinquegrana        Director                            July 11, 2002
--------------------------
Paul J. Cinquegrana



                                  EXHIBIT INDEX
                                  -------------


                                                                                                         Sequentially
                                                                                                           Numbered
                                                                                                             Page
  Exhibit No.        Description                Method of Filing                                           Location
--------------       ---------------------      ---------------------------------------------------      ------------

       5             Opinion of Muldoon         Filed herewith.
                     Murphy & Faucette
                     LLP

      10             Greater Atlantic           Incorporated herein by reference to Form SB-2
                     Financial Corp. 1997       filed with the Securities and Exchange Commission
                     Stock Option and           on April 13, 1999, Registration No. 333-76169.
                     Warrant Plan, as
                     amended

     23.0            Consent of Muldoon         Contained in Exhibit 5.
                     Murphy & Faucette
                     LLP

     23.1            Consent of BDO             Filed herewith.
                     Seidman LLP

      24             Power of Attorney          Located on the signature page.




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